UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 2, 2005

                          Rand Acquisition Corporation
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             (Exact name of registrant as specified in its charter)

          Delaware                  000-50908                    20-1195343
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(State or other jurisdiction       (Commission                (I.R.S. Employer
      of incorporation)            File Number)              Identification No.)

450 Park Avenue, 10th Floor, New York, New York                     10022
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   (Address of principal executive offices)                       (Zip Code)

Registrant's telephone number, including area code (212) 644-3450


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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|X| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 2, 2005, Rand Acquisition Corporation ("Rand") and its newly-formed, indirect, wholly-owned subsidiary LL Acquisition Corp. ("LL Acquisition") entered into a stock purchase agreement ("Purchase Agreement") with the stockholders of Lower Lakes Towing Ltd., a corporation incorporated under the Canada Business Corporations Act ("Lower Lakes"), pursuant to which LL Acquisition has agreed to acquire all of the outstanding capital stock of Lower Lakes for $53,730,000 less the amount of Lower Lakes' indebtedness to be refinanced at the closing of the acquisition, subject to adjustment. In conjunction with the acquisition, the shares of capital stock of Grand River Navigation Company, Inc. ("Grand River") not presently owned by Lower Lakes will be redeemed, and as a result of the Acquisition and other closing date transactions, Grand River and Lower Lakes' wholly-owned subsidiary Lower Lakes Transportation Company ("Lower Lakes Transportation") will each become indirect, wholly-owned subsidiaries of Rand. For additional information regarding this acquisition (the "Acquisition"), see the press release attached hereto and incorporated herein by reference.

On September 2, 2005, in connection with entering into the Purchase Agreement, Rand entered into a Preferred Stock Purchase Agreement (the "Preferred Stock Agreement") with Knott Partners LP (a current stockholder of Rand) and certain of its affiliates, and Bay Resource Partners L.P. and certain of its affiliates (collectively, the "Investors"). Under the Preferred Stock Agreement, subject to the concurrent closing of the Acquisition, Rand agreed to issue 300,000 shares of its newly-created Series A Convertible Preferred Stock to the Investors for an aggregate purchase price of $15,000,000. The Series A Convertible Preferred Stock will not be registered under the Securities Act of 1933, but the Investors will have registration rights (including an obligation by Rand to file a "shelf" registration statement within six months of the issuance of the shares of Series A Convertible Preferred Stock) with respect to shares of Common Stock issuable upon conversion of the shares of Series A Convertible Preferred Stock ("Conversion Shares"), however the Investors will be subject to restrictions on the number of Conversion Shares they may sell in the open market within six months and one year of such issuance. The terms of the Series A Convertible Preferred Stock will be set forth in a Certificate of Designations which will be filed with the State of Delaware on or prior to the closing date of the Acquisition. Pursuant to such Certificate of Designations, the shares of Series A Convertible Preferred Stock (a) will rank senior to all currently outstanding classes of stock of Rand with respect to liquidation and dividends, (b) will be entitled to receive a cash dividend at the annual rate of 7.75%, payable quarterly (with such rate being subject to increase up to a maximum of 12% if such dividends are not timely paid), (c) will be convertible into shares of Rand's common stock at any time at the option of the Investors based on a conversion price of $6.20 per share (subject to adjustment), (d) will be convertible into shares of Rand's common stock at the option of Rand if, after the third anniversary of the Acquisition, the trading price of Rand's common stock for 20 trading days within any 30 trading day period equals or exceeds $8.50 per share (subject to adjustment), based on a conversion price of $6.20 per share (subject to adjustment), (e) may be redeemed by Rand in connection with certain change of control or acquisition transactions, (f) will vote on an as-converted basis with Rand's common stock and (g) will have a separate vote over certain material transactions or changes which Rand may wish to effect.

In addition, Rand received a commitment from GE Commercial & Industrial Finance, Inc. with respect to a $28 million senior debt facility (the "Facility") to be used by Rand at the closing of the Acquisition to refinance existing indebtedness of Lower Lakes, Grand River and Lower Lakes Transportation and thereafter to provide working capital for Lower Lakes and Lower Lakes Transportation. The Facility is to be comprised of a $5.5 million senior secured revolving credit facility and a $22.5 million senior secured term loan. The borrowers under the Facility will be Lower Lakes, Grand River and Lower Lakes Transportation. The Facility has a five year term. The interest rate for Canada-based borrowings will be the Canadian prime rate or the Canadian 30-day banker's acceptance rate (or the equivalent thereof) and the interest rate for US-based borrowings will be, at Rand's option, the US prime rate or the 1-, 2-, or 3-month reserve-adjusted LIBOR, plus a margin of 300 basis points for banker's acceptance rate (or the equivalent thereof) or LIBOR based loans and 200 basis points for US or Canadian prime rate loans.

Rand and its directors and executive officers may be deemed to be participants in the solicitation of proxies for the special meeting of Rand stockholders to be held to approve the Acquisition. Stockholders of Rand are advised to read, when available, Rand's preliminary proxy statement and definitive proxy statement in connection with Rand's solicitation of proxies for the special meeting because these statements will contain important information. The definitive proxy statement will be mailed to stockholders as of a record date to be established for voting on the Acquisition. Stockholders will also be able to obtain a copy of the definitive proxy statement, without charge, by directing a request to: Rand Acquisition Corporation, 450 Park Avenue, Suite 1001, New York, New York 10022. The preliminary proxy statement and definitive proxy statement, once available, can also be obtained, without charge, at the Securities and Exchange Commission's internet site (http://www.sec.gov).

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibits:

99.1        Press Release, dated September 6, 2005.

                                    Signature

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       RAND ACQUISITION CORPORATION


Date: September 6, 2005                By: /s/ Laurence S. Levy
                                           -------------------------------------
                                       Name:  Laurence S. Levy
                                       Title: Chairman of the Board and Chief
                                              Executive Officer,
                                              (Principal Executive and Financial
                                              and Accounting Officer)